News Release

NovaCopper adds Inferred Resources Containing an Estimated 2.4
Billion Pounds of High-Grade Copper
from the South Reef Zone at its Bornite Project in Alaska

  Total contained copper in resources at the Bornite Project increased by 227%

  Mineralization is still open - expansion drilling planned for 2013

  South Reef Inferred Resource of 43.1 million tonnes at 2.54% Cu containing 2.4 Billion lbs of copper at 1% copper cutoff grade

February 5, 2013 - Vancouver, British Columbia - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper” or "the Company”) is pleased to announce the release of an initial National Instrument 43-101 (“NI 43-101”) compliant mineral resource estimate for the South Reef zone of the Bornite Project for its Upper Kobuk Mineral Projects (“UKMP”) located in the highly prospective Ambler mining district in northwestern Alaska. At the base case 1.0% copper cutoff grade, the South Reef zone is estimated to contain an Inferred Resource of 43.1 million tonnes at 2.54% copper or 2.4 billion pounds of contained copper. This is the second resource estimate for the Bornite Project. On July 18, 2012, the Company released an initial resource estimate for the Ruby Creek zone of the Bornite Project announcing an Indicated Mineral Resource of 6.8M tonnes at 1.19% Cu (179 million pounds of copper) and an Inferred Resource of 47.7M tonnes at 0.84% Cu (883 million pounds of copper) at a 0.5% Cu cut-off grade. The South Reef zone is located approximately 500 metres southeast of the Ruby Creek zone. An updated National Instrument 43-101 compliant technical report for the Bornite Project will be filed later this month.

Highlights

  At the base case 1.0% copper cutoff grade, the South Reef zone is estimated to contain an Inferred Resource of 43.1 million tonnes at 2.54% copper or 2.4 billion lbs of contained copper (see Table 1 for details).
  At an elevated 2.0% copper cutoff grade, the South Reef zone is estimated to contain an Inferred Resource of 25.0 million tonnes at 3.44% copper or 1.9 billion lbs of contained copper (see Table 1 for details).
  The Bornite Project is now estimated to contain 179 million lbs of copper (6.8 million tonnes grading 1.19% copper) in the Indicated category and 3.3 billion lbs of copper (90.8 million tonnes grading 1.64% copper) in the Inferred category (see Tables 2 and 3 for details).

The above resources are in addition to the earlier announced Indicated Resource of 1.7 billion lbs of copper (19.4 million tonnes grading 4.05% copper) and Inferred Resource of 873 million lbs of copper (11.4 million tonnes grading 3.47% copper) as well as other metals contained in the Company’s Arctic Project (see Table 4 for details).

“I am very pleased with the initial resource estimate for the South Reef zone. In our first season of drilling at South Reef we have defined 2.4 billion pounds of high-grade copper and the mineralized system is wide open for expansion. With this latest resource estimate we have increased the Company’s total Indicated and Inferred Resources at the Bornite and Arctic Projects, both within the UKMP, by 66% to 1.9 and 4.2 billion pounds of copper, respectively. We are well underway to achieving our objective of defining 10 billion pounds of high-grade copper in the Upper Kobuk, which has the potential to evolve into one of the world’s major copper mining districts,” said Mr. Rick Van Nieuwenhuyse, NovaCopper’s President and Chief Executive Officer.

“What is particularly exciting about the South Reef zone at Bornite is that significant tonnes of very high-grade copper exist at elevated copper cutoff grades. These very high-grade zones could potentially be starter areas for an underground mining operation. More work will be necessary to demonstrate this continuity at the Measured and Indicated Resource categories, but our predictive geological model would suggest that the very high-grade zones are likely to demonstrate continuity. Furthermore, management is looking forward to doing more drilling in 2013 to capitalize on the resource expansion potential of the South Reef zone.”

South Reef Resource Estimate

In late 2012, NovaCopper contracted BD Resource Consulting Inc. (“BDRC”) to prepare a resource estimate for the South Reef zone at the Bornite Project. Table 1 lists mineral resources for the South Reef zone at various cutoff grades for comparison purposes, with 1.0% copper used as the base case cutoff grade for potentially exploitable underground resources. Inferred Resources for the South Reef zone at the 1.0% copper base case cut-off are 43.1 million tonnes at 2.54% copper. As required under NI 43-101, reasonable prospects for economic viability of the mineral resources have been met with an assumed projected copper metal price of US$2.75 per pound of copper and total site operating costs of US$60.00 per tonne of mineralized material milled.

Table 1. Bornite Project – South Reef Zone Mineral Resource Estimate

	Inferred
Cutoff % Cu	Tonnes (millions)	Grade % Cu	Pounds (millions)
0.5	104.3	1.46	3,344
1.0	43.1	2.54	2,409
1.5	28.8	3.21	2,037
2.0	25.0	3.44	1,896
2.5	21.7	3.61	1,730
3.0	16.0	3.92	1,382
3.5	9.5	4.38	916
4.0	4.9	4.99	543

  Base Case is 1.0% Cu cut-off grade.
  Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
  Mineral resources at a 1.0% cutoff are considered as potentially economically viable in an underground mining scenario based on an assumed projected copper price of US$2.75 per lb and total site operating costs of US$60 per tonne.
  Mineral resource tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
  The above table refers to “inferred resources”. We advise United States investors that this term is not recognized by the SEC. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. United States investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. See “Cautionary Note to United States Investors”.

The South Reef resource model was developed using a total of 42 drill holes, including 29 holes drilled by the Company during the 2011 and 2012 drilling campaigns, and 13 holes drilled by Kennecott. Six of the Kennecott’s historic holes that intersected appreciable zones of copper mineralization were re-logged and re-assayed by NovaCopper for use in the estimation.

The mineral resource estimate for South Reef has been generated from drill hole sample assay results and the interpretation of a geologic model that relates to the spatial distribution of copper in the deposit. Grade estimates are made using ordinary kriging using sample data composited to 1 metre intervals into model blocks measuring 5 x 5 x 5 metres. The effects of potentially anomalous high-grade samples has been controlled through a combination of top-cutting and outlier limitations, which limit the distance of influence during grade estimation. Resources have been classified by their proximity to sample locations and are reported according to the CIM standards for Mineral Resources and Mineral Reserves.

Mineralization in the South Reef zone is hosted by Devonian age carbonate rocks containing broad zones of silica-dolomite alteration and associated sulfide mineralization including bornite, chalcopyrite and chalcocite occurring as disseminations and vein stockworks, crackle and mosaic breccia fill and locally massive to semi-massive replacement bodies. The resource remains open to expansion to the north, northwest, northeast and southwest. The overall South Reef mineralized zone roughly defines an area measuring 800 metres by 250 metres based on the current drilling results.

The Company plans to resume drilling during the second quarter of 2013 with the goal of expanding the resources at the Bornite Project and to further delineate zones of higher-grade copper mineralization (>2%).

Ruby Creek Resource Estimate

On July 18, 2012, NovaCopper released the initial resource estimate for the Ruby Creek zone Table 2 reports mineral resources for the Ruby Creek zone at various cut-off grades for comparison purposes, with a 0.5% Cu base-case cut-off limit for potentially exploitable open-pit resources. The economic viability of mineral resources for the Ruby Creek zone were tested within a manually constructed pit shell using a metal price of US$3.00 per lb Cu, mining costs of US$1.50 per tonne, processing costs of US$10.00 per tonne, 100% recoveries and an average pit slope of 45 degrees.

Table 2. Bornite Project - Ruby Creek Zone Mineral Resource Estimate

	Indicated			Inferred
Cutoff % Cu	Tonnes (millions)	Grade % Cu	Pounds (millions)	Tonnes (millions)	Grade % Cu	Pounds (millions)
0.3	9.0	1.00	198.6	74.3	0.68	1,113.3
0.5	6.8	1.19	178.7	47.7	0.84	883.2
1.0	2.4	2.03	109.3	11.4	1.31	329.8
1.5	1.0	3.26	71.6	1.9	1.94	82.8
2.0	0.6	4.49	55.0	0.5	2.65	30.3
  Base Case is 0.5% Cu cut-off grade.
  Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
  Resources stated as contained within a potentially economic resource manually constructed limiting pit shell using metal price of US$3.00 per lb Cu, mining costs of US$1.50 per tonne, processing costs of US$10.00 per tonne, 100% recoveries and an average pit slope of 45 degrees.
  Mineral resource tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
  The above table refers to “inferred resources”. We advise United States investors that this term is not recognized by the SEC. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. United States investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. See “Cautionary Note to United States Investors”.

South Reef/Ruby Creek Combined Resource Estimate (Bornite Resource)

Table 3 lists the combined mineral resources from both the Ruby Creek and South Reef zones at Bornite.

Table 3. Bornite Project Mineral Resource Estimate

Zone	Cutoff (% Cu)	Tonnes (millions)	Grade % Cu	Pounds (millions)
Indicated
Ruby Creek	0.5	6.8	1.19	179
Inferred
Ruby Creek	0.5	47.7	0.84	883
South Reef	1.0	43.1	2.54	2,409
Total Inferred		90.8	1.64	3,292
  Mineral resource tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.

  The above table refers to “inferred resources”. We advise United States investors that this term is not recognized by the SEC. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. United States investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. See “Cautionary Note to United States Investors”.

Arctic Project

On March 9, 2012 the Company filed, on SEDAR and EDGAR, a National Instrument 43-101 Preliminary Economic Assessment (“PEA”) on the Arctic Project, which is located approximately 27 kilometers to the northeast of the Bornite Project. The Arctic deposit had a post-tax net present value of approximately $500 million. Table 4 reports mineral resources for the Arctic Project. The PEA is preliminary in nature and includes Inferred mineral resources that are considered too speculative geologically to have the economic characteristics applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the PEA will be realized. Please visit the Company’s website at www.novacopper.com for a copy of the PEA.

Table 4. Estimated Mineral Resources - Arctic Project

  Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
  Resources stated as contained within a potentially economically minable underground shapes above a US$75.00/t NSR cut-off.
  NSR calculation is based on assumed metal prices of US$2.50/lb for copper, US$1,000/oz for gold, US$16.00/oz for silver, US$1.00/lb for zinc and US$1.00/lb for lead. A mining cost of US$45.00/t and combined processing and G&A costs of US$31.00 were assumed to form the basis for the resource NSR cut-off determination. Note these metal prices and operating costs may differ from those used for the cash flow model.
  Mineral resource tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
  The above table refers to “inferred resources”. We advise United States investors that this term is not recognized by the SEC. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. United States investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. See “Cautionary Note to United States Investors”.

Qualified Persons

Erin Workman, P.Geo., Director of Technical Services for NovaCopper, is a qualified person as defined by NI 43-101 and has reviewed and accepts responsibility for the technical information contained within this press release. Mr. Bruce Davis, FAusIMM, the president of BDRC and Mr. Robert Sim P.Geo. of Sim Geological Inc., are independent “qualified persons”, within the meaning of National Instrument 43-101, Standards of Disclosure for Mineral Projects (NI 43-101) and are responsible for the mineral resource estimates at the Bornite deposit.

Neither Bruce Davis of BDRC and Robert Sim of Sim Geological Inc., nor any associates (“Consultants”) employed in the preparation of the updated National Instrument 43-101 compliant technical report for the Bornite Project have any beneficial interest in NovaCopper. These Consultants are not insiders, associates, or affiliates of NovaCopper. The results of this Technical Report are not dependent upon any prior agreements concerning the conclusions to be reached, nor are there any undisclosed understandings concerning any future business dealings between NovaCopper and the Consultants. The Consultants are to be paid a fee for their work in accordance with normal professional consulting practices.

About NovaCopper

NovaCopper Inc. is a base metals exploration company focused on exploring and developing the Ambler mining district in Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district – the Arctic VMS deposit with ~7%1 copper-equivalent grades and the Bornite carbonate replacement deposit which contains Indicated Resources of 179 million lbs of copper and Inferred Resources of 3.3 billion lbs of copper at the Ruby Creek and South Reef zones. Both projects are located within NovaCopper’s land package that spans approximately 143,000 hectares. NovaCopper has formed a partnership with NANA Regional Corporation, Inc. (NANA), an Alaskan Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with the local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

More information on the Company, its properties and its management team is available on the Company’s website at www.novacopper.com.

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1 The Ambler copper-equivalent resource is calculated using the following metals price assumptions: (in USD) $3.93/lb Cu, $1,815/oz Au, $40.55/oz Ag, $0.98/lb Zn, and $1.08/lb Pb; and is based on grades of 4.05% Cu, 0.80 g/t Au, 59.55 g/t Ag, 5.81% Zn, and 0.97% Pb.

NovaCopper Contact:

Patrick Donnelly
Vice President, Corporate Communications
patrick.donnelly@novacopper.com

604-638-8088 or 1-855-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the future operating or financial performance of NovaCopper, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration results and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NovaGold Resources Inc.’s Management Information Circular dated February 27, 2012 for the special meeting of securityholders held to consider the spin-out of NovaCopper Inc. filed with the Canadian securities regulatory authorities, and NovaCopper's registration statement on Form 40-F filed with the United States Securities and Exchange Commission and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.